EXHIBIT 99

Ecosphere Announces Sale Of First Ozonix Water Filtration System To Louisiana Clean Energy Group

Ecosphere Technologies Enters the Produced Water Treatment Business in the Petroleum Industry

STUART, Fla. – Aug. 20, 2007 -- Ecosphere Technologies, Inc. (OTC BB: ESPH), a provider of technologies that solve business and environmental challenges, announced today it has signed a binding letter of intent to sell the first Ozonix containerized water treatment system to the oil and gas exploration industry. The purchasing entity is Ecosphere Energy Services, a Louisiana LLC. Ecosphere Technologies Inc. is a one-third owner of the newly formed petroleum services group. The Ecosphere Ozonix process will be used to filter and separate produced water generated in the oil and gas exploration business to acceptable levels to re-introduce back into the oil production process to lower costs, minimize water usage, and eventual discharge back to the environment.

Dennis McGuire, CEO stated “This year, the world’s oil and gas fields will produce over 85 billion barrels of water needing processing. The average is now almost nine barrels of produced water for each barrel of oil extracted and the ratio of water to hydrocarbons increases over time as wells become older. That means less oil or gas and more contaminated water as we attempt to meet rising global energy needs. Our patent pending Ozonix process is capable of treating this wastewater far more cost effectively than present methods. Our past experience of moving men and containerized equipment around the world to perform a service fits very nicely with this new opportunity for Ecosphere. The Ozonix systems will be placed at rig sites and rented on a daily basis to provide a non-chemical, cost effective method to treat the drilling wastewaters to a level that will be clean enough to discharge back into the environment. Our Ozonix process eliminates the high cost of transportation that the oil and gas companies are presently incurring. We are able to reduce the cost of each gallon of oil and gas that is produced and at the same time providing recurring revenue for our innovative Ozonix technology. Everyone profits, including the environment. ”

Worldwide, oil and gas companies spend more than $40 billion annually dealing with produced water from wells. The global direct costs from hauling water for treatment off-site alone will surpass $20 billion in 2007, with expenses skyrocketing in the next few years. The US Department of Energy (DOE) has called produced water “by far the largest single volume byproduct or waste stream associated with oil and gas production.” The DOE further terms its treatment a serious environmental concern and a significantly growing expense to oil and gas producers.

James Lewis of Ecosphere Energy Services commented. “ Our initial testing of the Ozonix process on the drilling mud’s and salt brine produced water that we shipped to Ecosphere’s headquarters proved to be most promising. It was so impressive that we have ordered the first of what we feel will become a revolutionary technology for the oil and gas industries to treat produced waters. The partnership we have formed with Dynamic Energy Services and Ecosphere Technologies will give us the technology we need and the proven experience of an oil field services company to properly service this market.”

“From both a cost and an environmental standpoint, the produced water problem is reaching a crisis level,” notes Dr. Kent Moors, the internationally recognized oil authority serving as an advisor to Ecosphere on the project. “The Ozonix process is a revolutionary approach to the problem. Applications at the wellhead would cut billions of dollars from the rising price of oil products, extend the life of fields and increase the extraction rate per well,” Dr. Moors observes.

The environmental benefits are even more significant. “Replacing current practices with the Ozonix process does more than meet minimum federal standards. It is nothing less than reversing field use patterns to provide genuinely enhanced environmental protection. The single fastest growing segment of the entire oil/gas industry is the field services sector and the Ecosphere Ozonix process is central to this entire sector. This technology is likely to have a major impact on the continued profitability of numerous fields worldwide. ” Dr. Moors says, ‘It is a truly extraordinary opportunity,” Dr. Moors concludes. “The Ecosphere Ozonix process will both improve a producer’s bottom line and provide enhanced stewardship to the environment. When is the last time we talked about both of these at the same time”?

One of Ecosphere Energy Services’ partners, Dynamic Energy Services, is an experienced oilfield services operator and will handle day-to-day operations.  Ecosphere is licensing the Ozonix process to Ecosphere Energy Services which will maintain exclusivity if it purchases 10 systems per year from Ecosphere. In addition, Ecosphere will share in the profits from the daily rentals of the Ozonix systems.

About Ecosphere Technologies:

Ecosphere Technologies, Inc. (ESPH) develops and commercializes water and renewable energy technologies. Since it was founded in 1998, Ecosphere's mission has been to bring clean technologies to commercial reality. Ecosphere's products have been successfully licensed and commercialized by major corporations and have been used in several large-scale and sustainable applications across industries, nations and ecosystems. Ecosphere holds an extensive patent portfolio of clean air and water technologies. For more information, please visit: www.ecospheretech.com ..

About Dr. Kent Moors

Dr. Kent Moors is an internationally recognized expert in global risk management, oil/natural gas policy and finance, cross-border capital flows, emerging market economic and fiscal development, political, financial and market risk assessment, as well as new techniques in energy risk management. He has been an advisor to the highest levels of the US, Russian, Kazakh, Bahamian, Iraqi and Kurdish governments, a consultant to private companies, financial institutions and law firms in 21 countries and has appeared over 700 times as a featured television and radio commentator in North America, Europe and Russia—including ABC, BBC, Bloomberg TV, CBS, CNN, NBC and Russian RTV.

His clients have included six of the world’s top ten oil companies as well as leading oil and natural gas producers throughout Russia, the Caspian Basin, the Persian Gulf and North Africa, Asea Brown Boveri, AT&T, the Bank of England, the Caribbean Business Enterprise Trust, Citicorp, Control Data, Deutsche Bank, the European Bank for Reconstruction and Development, the International Finance Corporation, the Russian Central Bank and Westinghouse, as well as major transnational banks, investment firms and holding companies. Dr. Moors has 29 years experience in international consulting.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), including, but not limited to the benefits of the Ozonix process and the future revenues to be paid to Ecosphere.  Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward- looking statements may not occur. Factors that could cause or contribute to such differences include the ability of the Ozonix system to operate on a real time basis, the ability to provide the intended cost savings and environmental benefits and the usual risks in obtaining a patent. Further information on the Company's risk factors is contained in its filings with the Securities and Exchange Commission, including the prospectus filed February 1, 2007, the Form 10-KSB for the year ended December 31, 200 and the Form 10-QSB filed August 14, 2007.6. Ecosphere does not undertake any duty nor does it intend to update the results of these forward-looking statements.

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Contact:

Ecosphere Technologies, Inc.

Alex Rivera, 772-287-4846

Or

Alliance Advisors, LLC

Thomas Walsh, 212-398-3486